Exhibit 10.71

CIH INTERNATIONAL S.À R.L.
December 11, 2015

VIA FEDERAL EXPRESS
Grupo Modelo, S.A.B. de C.V.
Av. Javier Barnos Sierra
555-3 Piso
Col. Santa Fe
01210, Mexico, D.F.
Attention: General Counsel

RE: That certain Interim Supply Agreement between Grupo Modelo, S.A.B. de C.V. (“Supplier”) and CIH International S.à r.l., as successor by assignment to Crown Imports LLC (“CIHI”), dated June 7, 2013, as amended (the “ISA”).

Dear Sir or Madam,

Despite the reasonable efforts of CIHI and its affiliates to complete the “Brewery Expansion Plan” (as that term is defined in the ISA), continuing supply of “Product” (as that term is defined in the ISA) is required. Therefore, pursuant to Section 8.1(b) of the ISA, commencing on June 8, 2016, the terms and conditions of the ISA shall continue for an additional twelve month period.

As you are aware, the aforementioned continuation requires the approval of the United States Department of Justice Antitrust Division pursuant to the Final Judgment (as that term is defined in the ISA). Pending such approval, pursuant to the terms of the ISA Supplier will conduct itself as if the aforementioned continuation will be approved.

Very truly yours,
CIH International S.à r.l.

/s/ Nicolas Susgin
By:	Nicolas Susgin
Title:	Category A manager

Our vision: to elevate life with every glass raised
CIH International S.à r.l. • Société à responsabilité limitée
5, rue Guillaume Kroll • L-1882 Luxembourg • Grand Duchy of Luxembourg
R.C.S. Luxembourg: B176850 • Share capital: USD 1,000,000.-

cc:
Anheuser-Busch InBev
Brouwerijplein 1
Leuven 3000
Belgium
Attention:     Chief Legal Officer and Company Secretary

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:     Frank J. Aquila, George J. Sampas, Krishna Veeraraghavan

Our vision: to elevate life with every glass raised
CIH International S.à r.l. • Société à responsabilité limitée
5, rue Guillaume Kroll • L-1882 Luxembourg • Grand Duchy of Luxembourg
R.C.S. Luxembourg: B176850 • Share capital: USD 1,000,000.-